Exhibit 99.1

Press Release

For Release:	Immediate (August 23, 2006)

Contact:	Randy Becker
Chief Financial Officer
(508) 949-4129

Massachusetts Supreme Judicial Court Issues Ruling
on Residual Market Auto Reform

Webster, Mass. (August 23, 2006) - The Commerce Group, Inc. (NYSE:CGI) - The Massachusetts Supreme Judicial Court today issued its decision in the case of The Commerce Insurance Company v. Commissioner of Insurance, ruling (on appeal from the Superior Court) that the Massachusetts Commissioner of Insurance has the authority to create an assigned risk plan to manage the allocation of high-risk drivers in the state.

“Although the Court concluded that the Commissioner has the authority to implement an assigned risk plan, the decision by no means requires her to do so,” said James A. Ermilio, Executive Vice President of Massachusetts Insurance Operations for The Commerce Insurance Company. “In fact, since the Romney-Healey Administration first presented their assigned risk plan in 2004, insurance premiums have fallen markedly and are expected to fall again in 2007, while the residual market deficit has plummeted and fraud fighting initiatives have proven extremely successful. In addition, the Commissioner has redistributed the involuntary market burden among insurers.”

“Taken together, these changes remedied the perceived inequities in the system and have greatly eliminated the need for the overhaul proposed by the Romney-Healey Administration. It would make no sense for the Commissioner to continue with her outdated plan to implement an assigned risk plan, which consumer advocates and legislators have characterized as a ‘consumer unfriendly’ system,” said Ermilio. “Consumers would find themselves rejected by companies of their choice and assigned involuntarily to another carrier for reasons such as credit, education or other non-driving related factors.”

In the past, Ermilio has characterized the Commissioner’s proposal as potentially disruptive for agents, consumers and the industry and makes it easier for companies to leave the state. Currently, Massachusetts operates under a joint underwriting system where agents are assigned to insurance companies versus the assignment of individual risks. Pending further information from the Commissioner, Mr. Ermilio noted that the Company is unable to determine the overall impact of this decision.

CGI Press Release
August 23, 2006

About The Commerce Group, Inc.

The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio.

Through its subsidiaries' combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A.M. Best Company, based on 2005 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

Forward-Looking Statements

This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "will," "could," "likely," "should," "management believes," "we believe," "we intend," and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves.

Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

•	the possibility of severe weather, terrorism and other adverse catastrophic experiences;
•	adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;
•	adverse state and federal regulations and legislation;

CGI Press Release
August 23, 2006

•	adverse judicial decisions;
•	adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
•	fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;
•	premium rate making decisions for private passenger automobile policies in Massachusetts;
•	potential rate filings;
•	heightened competition;
•	our concentration of business within Massachusetts and within the personal automobile line of business;
•	market disruption in Massachusetts, if competitors exited the market or become insolvent;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	the effectiveness of our reinsurance strategies;
•	telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P, Moody's and Fitch;
•	our ability to attract and retain independent agents;
•	our ability to retain our affinity relationships with AAA clubs, especially in Massachusetts;
•	our dependence on a key third party service vendor for our automobile business in Massachusetts;
•	our dependence on our executive officers; and
•	the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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